Exhibit 99.4

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the "Agreement"), dated as of October ___, 2018, is entered into by and among STWC Holdings, Inc., a Colorado corporation (the "Company"), and Shawn Phillips, a resident of Colorado ("Phillips").

W I T N E S S E T H:

WHEREAS, the Company owes Phillips $ 322,006.26 (the "Debt") for monies loaned to the Company, services and otherwise; and

WHEREAS, the Company and Phillips desire to exchange the Debt for 2,012,539 shares Common Stock in the Company (the "Shares"), pursuant to the terms set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Exchange of Debt.

a. Issuance of Shares.  Upon the following terms and conditions, the Company shall issue to Phillips, and Phillips shall acquire from the Company, 2,012,539 Shares in exchange for the surrender and cancellation of the Debt.  Upon issuance of the Shares, the Debt shall be automatically cancelled, and Phillips shall surrender to the Company any and all promissory notes or other instruments evidencing the Debt.

b. The date upon which the Shares are received by Phillips shall be the "Closing Date," which will occur no later than October 31, 2018.

2.   Company Representations and Warranties. The Company hereby makes to Phillips the following representations and warranties:

a.  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the Shares by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its stockholders in connection therewith.  This Agreement and the Shares have been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.  No Conflicts.  The execution, delivery and performance of this Agreement and the Shares by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's or any of its subsidiary's certificate or Articles of Incorporation, Bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or subsidiary debt or otherwise) or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary thereof is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii) of this paragraph, such as could not have or reasonably be expected to result in a material adverse effect on the Company or its business of financial condition.

c. Consents and Approvals.  The Company is not required to obtain any approval, consent, waiver, authorization or order of, any court or other federal, state, local, foreign or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement or the Shares.  No further approval or authorization of any stockholder, the Board of Directors or others is required for exchange for and the issuance of the Shares.

3. Phillips Representations and Warranties. Phillips hereby makes to the Company the following representations and warranties:

a. Authorization; Binding Effect.  Phillips has all requisite power and authority to (i) execute and deliver this Agreement, and (ii) to carry out and perform its obligations under the terms of this Agreement.  This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Phillips, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

b. No Conflicts with Agreements, Etc.  Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which Phillips is subject.

c.  Restricted Securities. Phillips acknowledges and agrees that the Shares are characterized as "restricted securities" under applicable U.S. federal and state securities laws, including Rule 144 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act, and that pursuant to these laws, Phillips must hold the Shares indefinitely unless subsequently registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Neither the Company nor any other person is under any obligation to register the Shares under the Securities Act or otherwise. Phillips understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares. It is further understood that the stock certificates to be issued pursuant to the terms of this Agreement may bear one or more legends restricting the transfer of the Shares or as otherwise required by applicable state law.

d. Own Account. Phillips is acquiring the shares of common stock issuable hereunder for his own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

e. Legend. Phillips acknowledges and understands that certificates representing the Shares will be issued with a restrictive legend substantially in the form below:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (b) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

f. Required Filing. Phillips warrants to the Company that, promptly after issuance of the Shares, Phillips shall file a Form 4 disclosing the issuance of the Shares to the Securities Exchange Commission.

g. Assignment. Phillips has not assigned or transferred any portion of the Debt and owns the same free and clear of any and all liens or encumbrances.

4. Discharge and Release.  Upon issuance of the Shares, Phillips releases and forever discharges the Company, and its agents, employees, family members, principals, shareholders, successors, affiliates and assigns (collectively, "Company Released Parties"), from all action or actions, cause or causes of action, suits, claims or demands of whatsoever kind or character, at law or in equity, whether the asserted liability be joint or several, known or unknown, which exists or may exist on the date hereof or which may exist in the future, for, upon, or by reason of any transaction, matter, statements, act, omission, cause or thing related, directly or indirectly, to the parties' working relationship, provision or receipt of services, the Debt, the Shares, or any other agreements or transactions between any of the parties hereto, either formal or informal, written or verbal.  The parties agree that this release of claims should be interpreted and construed broadly to accomplish its intent and purpose to release all claims of any nature between the parties.

5. Miscellaneous.

a.  Entire Agreement.  This Agreement constitutes and contains the entire agreement between the parties hereto, and supersedes all prior oral or written agreements and understandings between Holder, the Company, their affiliates, and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Holder makes any representation, warranty, covenant or undertaking with respect to such matters.

b. Counterparts.  This Agreement may be executed in two or more counterparts and by facsimile signature, delivery of PDF images of executed signature pages by email or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

c. Governing Law.  This Agreement shall be governed by and interpreted in accordance with laws of the State of Colorado, excluding its choice of law rules. The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the Colorado state courts. Each party waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on any party hereto in the manner authorized by applicable law or court rule.

d.  Enforceability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

e. No Shorting.  Phillips agrees that so long as it owns shares from the Issuer, Phillips shall not enter into or effect "short sales" of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of the Issuer.

f. Assignability.  The parties may not assign this Agreement without the other party's prior written consent.

g. Further Assurances.  Phillips and the Company each hereby agree and provide further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

h. Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above set forth.

THE COMPANY:		PHILLIPS:

STWC Holdings, Inc.		Shawn Phillips

By:		By:
Name:	Erin Phillips	Name:	Shawn Phillips
Title:	CEO